UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 18, 2026

RiverNorth Opportunities Fund, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

811-22472	46-4084978
(Commission File Number)	(IRS Employer Identification No.)

360 South Rosemary Avenue, Suite 1420 West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

(303) 623-2577

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Common Stock	RIV	New York Stock Exchange
6.00% Series A Cumulative Perpetual Preferred Stock (Liquidation Preference $25.00)	RIVPRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Series B Mandatory Redeemable Preferred Shares

On September 18, 2026, RiverNorth Opportunities Fund, Inc. (NYSE: RIV) (the “Fund”) entered into a securities purchase agreement (the “Securities Purchase Agreement”), by and among the Fund and the purchasers named therein (the “Purchasers”), in connection with the issuance and sale of 3,000,000 shares of the Fund’s Series B Mandatory Redeemable Preferred Stock, due September 18, 2031, liquidation preference of $25.00 (the “MRP Shares”), in a transaction exempt from registration pursuant to Rule 506(b) under the Securities Act of 1933, as amended (the “Preferred Placement”).

On September 18, 2026, the Fund issued and sold to the Purchasers 3,000,000 MRP Shares. The Fund received gross proceeds (before expenses) of approximately $75,000,000 million. The Fund intends to use the proceeds of the Preferred Placement primarily to refinance the Fund’s existing debt and to make new portfolio investments.

The MRP Shares have a liquidation preference of $25.00 per share. In the event of any dissolution, liquidation or winding up of the Fund’s affairs, holders of MRP Shares will be entitled to receive a liquidating distribution per share equal to the liquidation preference, plus an amount equal to all accumulated and unpaid dividends thereon (whether or not earned or declared but without interest) to the date payment of such distribution is made in full.

The MRP Shares pay a monthly dividend at an annual rate of 6.476%, or $1.619 per share, per year. The dividend rate is subject to adjustment under certain circumstances.

Cumulative cash dividends or distributions on each MRP Share are payable monthly, when, as and if declared, or under authority granted, by the Board of Directors of the Fund out of funds legally available for such payment. The Fund will pay dividends on the MRP Shares every last business day of each month, commencing on September 30, 2026.

The MRP Shares rank senior to the Fund’s shares of common stock, par value $0.0001 per share (the “Common Stock”), in priority of payment of dividends and as to the distribution of assets upon dissolution, liquidation or winding up of the Fund’s affairs, and equal in priority with the Fund’s 6.00% Series A Cumulative Perpetual Preferred Stock, liquidation preference $25.00 per share, and all other future series of preferred shares the Fund may issue as to priority of payment of dividends and as to distributions of assets upon dissolution, liquidation or the winding-up of the Fund’s affairs; and subordinate in right of payment to amounts owed under the credit agreement, dated March 9, 2023, between the Fund and BNP Paribas Prime Brokerage International, Ltd., and to the holder of any future senior indebtedness.

The Fund is required to redeem, out of funds legally available therefor, all outstanding MRP Shares on September 18, 2031, or the “Term Redemption Date,” at a price equal to the liquidation preference plus an amount equal to accumulated but unpaid dividends and distributions, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the Term Redemption Date.

In addition, the Fund may, at its option, redeem in whole or in part out of funds legally available therefor, all, or any part of the MRP Shares in an amount not less than five percent of the MRP Shares then outstanding, from time to time, upon not less than 20 days nor more than 40 days notice to the holders thereof, at a price equal to the sum of the liquidation preference, plus an amount equal to accumulated but unpaid dividends and distributions, if any, (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for redemption, plus a “Make-Whole Amount” equal to the excess, if any, of the discounted value of the remaining scheduled payments with respect to the liquidation preference of such MRP Shares as determined in accordance with the Securities Purchase Agreement (which Make-Whole Amount in no event shall be less than zero); provided, however, that the Fund may, at its option, redeem the MRP Shares within 3 months prior to the Term Redemption Date at a price equal to the liquidation preference plus an amount equal to accumulated but unpaid dividends and distributions, if any, (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for redemption.

Additionally, if the asset coverage of the MRP Shares is less than or equal to 235% for any five business days within a ten-business day period, the Fund, upon not less than 12 days nor more than 40 days notice to the holders of MRP Shares, may redeem an amount of MRP Shares which results in the MRP Shares having an asset coverage percentage of more than 250% pro forma for such redemption, at a price equal to the sum of the liquidation preference, plus an amount equal to accumulated but unpaid dividends and distributions, if any, (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for redemption, plus an amount equal to two percent of the liquidation preference amount.

If the Fund fails to maintain asset coverage of at least 225% with respect to the MRP Shares as of the close of business on any Friday (or, if such date is not a business day, the next preceding business day) (such date the “Asset Coverage Cure Date”), then the Fund is required to redeem, within 40 calendar days of the Asset Coverage Cure Date, such number of MRP Shares equal to (1) the product of (A) the quotient of the number of then-outstanding MRP Shares divided by the aggregate number of outstanding preferred shares of the Fund (including the MRP Shares) which are subject to an asset coverage test greater than or equal to 225% times (B) the minimum number of outstanding preferred shares of the Fund (including the MRP Shares) the redemption of which would result in the Fund having asset coverage of at least 225% with respect to the MRP Shares as of a date no more than 30 days after the Asset Coverage Cure Date.

In addition, the articles supplementary (the “Articles Supplementary”) contain restrictions on the incurrence of certain indebtedness and other financing obligations of the Fund that are senior to the MRP Shares (collectively, “Priority Debt”). If the Fund is out of compliance with an asset coverage ratio of at least 275% with respect to Priority Debt (the “Priority Debt Incurrence Asset Coverage”) as of the most recent weekly valuation date (each, a “Valuation Date”) and would fail to satisfy a test requiring that Priority Debt remain below 5% of the Fund’s total managed assets (the “Priority Debt Test”) immediately after giving effect to additional Priority Debt on a pro forma basis, the Fund may not incur additional Priority Debt, issue, renew, extend or amend any letter of credit constituting Priority Debt (to the extent such action results in an increase in the stated amount, term or other credit exposure), or borrow under existing Priority Debt. If the Fund breaches the Priority Debt incurrence restriction, the Fund is required, no later than five Business Days after such breach, to offer to redeem all or any portion of the MRP Shares held by such MRP Shares holder at the redemption price equal to the sum of the liquidation preference, plus a redemption amount equal to 2% of the liquidation preference, plus accumulated but unpaid dividends and distributions, if any.

Separately, if, as of any Valuation Date, the Fund is not in compliance with an asset coverage ratio of at least 250% with respect to Priority Debt (the “Priority Debt Maintenance Asset Coverage”) and the Fund does not satisfy the Priority Debt Test, the Fund must, within a cure period of seven Business Days (the “Priority Debt Cure Period”), either obtain the written consent of the holders of the requisite percentage of the MRP Shares as specified in the Securities Purchase Agreement waiving such noncompliance or cure the failure by repaying outstanding Priority Debt in an amount sufficient to satisfy the Priority Debt Test. If the Fund fails to obtain such waiver or cure within the Priority Debt Cure Period, the Fund is required, no later than five Business Days following the expiration of the cure period, to offer to redeem all or any portion of the MRP Shares held by such MRP Shares holder at the redemption price equal to the sum of the liquidation preference, plus a redemption amount equal to 2% of the liquidation preference, plus accumulated but unpaid dividends and distributions, if any.

The MRP Shares will not be listed on any exchange and may not be transferred without the consent of the Fund.

The foregoing description of the MRP Shares does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles Supplementary, filed herewith as Exhibit 3.1 and incorporated by reference herein, and the Securities Purchase Agreement, filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 30, 2026 and September 15, 2026, the Board of Directors (the “Board”) of the Fund approved the Articles Supplementary establishing and fixing the rights and preferences of the MRP Shares. The Articles Supplementary were effective September 18, 2026 for the MRP Shares, liquidation preference of $25.00 per share. A copy of the Articles Supplementary is filed as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Articles Supplementary Series B Mandatory Redeemable Preferred Stock

10.1	Securities Purchase Agreement, dated as of September 18, 2026, between the Fund and the Purchasers

99.1	Press Release, dated September 18, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RiverNorth Opportunities Fund, Inc.

By:	/s/ Patrick W. Galley
Name:	Patrick W. Galley
Title:	President

Date: September 18, 2026